                                                      EXHIBIT 24

                             POWER OF ATTORNEY

      Each of the undersigned Directors of Stanhome Inc. whose signature appears below constitutes and appoints G. William Seawright and Bruce H. Wyatt, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign an annual report on Form 10-K for the fiscal year ended December 31, 1993 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


March 2, 1994                       By:    /s/ H. L. Tower
                                          H.L. Tower
                                          Director, Chairman of the
                                          Board


March 2, 1994                       By:    /s/ Homer G. Perkins
                                          Homer G. Perkins
                                          Director


March 2, 1994                       By:    /s/ Alla O' Brien
                                          Alla O'Brien
                                          Director


March 2, 1994                       By:    /s/ Allan G. Keirstead
                                          Allan G. Keirstead
                                          Director, Executive Vice
                                          President and Chief
                                          Administrative & Financial
                                          Officer


March 2, 1994                       By:    /s/ John F. Cauley, Jr.
                                          John F. Cauley, Jr.
                                          Director


March 2, 1994                       By:    /s/ Alejandro Diaz Vargas
                                          Alejandro Diaz Vargas
                                          Director, Executive Vice
                                          President

March 2, 1994                       By:    /s/ G. William Seawright
                                          G. William Seawright
                                          Director, President and Chief
                                          Executive Officer


March 2, 1994                       By:    /s/ Thomas R. Horton
                                          Thomas R. Horton
                                          Director

March 2, 1994                       By:    /s/ Anne-Lee Verville
                                          Anne-Lee Verville
                                          Director


March 2, 1994                       By:    /s/ Judith R. Haberkorn
                                          Judith R. Haberkorn
                                          Director


March 2, 1994                       By:    /s/ Janet M. Clarke
                                          Janet M. Clarke
                                          Director